UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 8, 2019

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Placement Agent Engagement

On August 8, 2019, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of (i) an aggregate of 4,198,566 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) unregistered Common Stock purchase warrants to purchase up to an aggregate of 4,198,566 shares of Common Stock (the “Common Warrants”, and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Company will (i) pay to the Placement Agent a cash fee equal to 6% of the gross proceeds generated from the sale of the Common Shares and the Warrants, (ii) issue to the Placement Agent warrants to purchase up to 167,942 shares of the Common Stock, which represent 4% of the Common Shares sold in this offering, with an exercise price of 125% of the public offering price per Common Share, and (iii) reimburse the Placement Agent for certain of its expenses in an amount not to exceed $60,000, each pursuant to the terms of the Placement Agency Agreement. The Company intends to use the proceeds of the sale of the Common Shares and the Warrants for working capital and general corporate purposes. The Placement Agent is not acting as placement agent in connection with the Preferred Private Placement (as defined below).

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Registered Direct Offering and Warrant Private Placement

The offering of the Common Shares (the “Registered Direct Offering”) is being made pursuant to the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-232860), including the base prospectus contained therein and the prospectus supplement dated August 8, 2019.

On August 8, 2019, the Company entered into a securities purchase agreement (the “RD Purchase Agreement”) with the purchasers of the Common Shares. The RD Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 4,198,566 Common Shares, at an offering price of $1.00 per share for gross proceeds of approximately $4.2 million before deducting the Placement Agent’s fees and related offering expenses. The RD Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The RD Purchase Agreement also provides for a concurrent private placement (the “Warrant Private Placement”) of Common Warrants that will be issued to the purchasers in the Registered Direct Offering, who were also accredited investors. The Common Warrants will be exercisable six months after their issuance, for an aggregate of 4,198,566 shares of Common Stock. For each Common Share purchased in the Registered Direct Offering, the purchasers will receive a Common Warrant to purchase one share of Common Stock. The Common Warrants will have an exercise price of $1.15 per share and will expire five and a half years after their issuance. Subject to limited exceptions, a holder of a Common Warrant will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us. Pursuant to the terms of the RD Purchase Agreement, the purchasers of the Common Warrants will be entitled to certain registration rights that provide for the Company to file a registration statement on behalf of the holders of the Warrants within 90 calendar days of the date of the RD Purchase Agreement and requires the Company to use its best efforts to cause the registration statement to become effective within six months of the date of the RD Purchase Agreement, that will provide for the resale of the Warrant Shares.

The Registered Direct Offering and the Warrant Private Placement are expected to close on August 13, 2019, following the satisfaction of certain closing conditions specified in the Placement Agency Agreement and RD Purchase Agreement.

The Placement Agency Agreement, form of RD Purchase Agreement and form of Common Warrant are filed as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, RD Purchase Agreement and Common Warrants are qualified in their entirety by reference to such exhibits.

Concurrent Preferred Private Placement

In addition to the Registered Direct Offering and the Warrant Private Placement, on August 8, 2019, the Company entered into an additional securities purchase agreement (the “PIPE Purchase Agreement”) for the sale to accredited investors of (i) 2,700,000 shares of the Company’s Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”) that will automatically convert into 2,700,000 shares of Common Stock (the “Conversion Shares”), at a ratio of 1:1, upon the approval of the Company’s stockholders following such issuance and (ii) Common Stock purchase warrants (the “Preferred Warrants”) exercisable for 2,700,000 shares of Common Stock, for an aggregate purchase price for such securities of $2.7 million (the “Preferred Private Placement”). For each Conversion Share that may be received upon conversion of the Preferred Stock, the purchasers will receive a Preferred Warrant to purchase one share of Common Stock. The Preferred Warrants have the same terms as the Common Warrants issued in the Warrant Private Placement, except that the Preferred Warrants are not exercisable until approval of the conversion of the Preferred Stock into shares of Common Stock is obtained from the Company’s stockholders. The purchasers of the Preferred Stock and the Preferred Warrants will be entitled to certain registration rights that provide for the Company to file a registration statement on behalf of the holders the Conversion Shares and the Preferred Warrants that will provide for the resale of the Conversion Shares and the shares of Common Stock issuable upon exercise of the Preferred Warrants. The Preferred Private Placement is expected to close on August 13, 2019, following the satisfaction of certain closing conditions specified in the PIPE Purchase Agreement. Among these closing conditions will be the creation by the Company of the new series of Preferred Stock, which will be accomplished pursuant to the filing of a Certificate Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation will be filed with the Delaware Secretary of State prior to the closing of the Preferred Private Placement.

The purchasers in the Preferred Private Placement include Hai Dong Pang, who has agreed to purchase Preferred Stock convertible to 800,000 Conversion Shares and Preferred Warrants exercisable for 800,000 shares of Common Stock, Xiao Rui Liu, who has agreed to purchase Preferred Stock convertible to 400,000 Conversion Shares and Preferred Warrants exercisable for 400,000 shares of Common Stock, and Ping Huang, who has agreed to purchase Preferred Stock convertible to 1,500,000 Conversion Shares and Preferred Warrants exercisable for 1,500,000 shares of Common Stock (the “Purchasers”). China Kington Asset Management Co. Ltd. (the “China Kington”) has agreed to serve as placement agent for the Preferred Private Placement in exchange for a commission equal to six percent (6%) of the gross proceeds received by the Company upon the closing of the Preferred Private Placement. A description of the material relationships between the Company and China Kington was previously reported in the Company’s Proxy Statement filed with the SEC on April 19, 2019, as amended on May 3, 2019, and such description is incorporated herein by reference.

The PIPE Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, and other obligations of the parties and termination provisions.

The PIPE Purchase Agreement and form of Preferred Warrant are filed as Exhibits 10.2 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the PIPE Purchase Agreement, Preferred Stock and Preferred Warrants are qualified in their entirety by reference to such exhibits.

The Placement Agency Agreement, form of RD Purchase Agreement, form of Common Warrant, PIPE Purchase Agreement and form of Preferred Warrant have been included to provide investors and security holders with information regarding their terms, and they are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement, RD Purchase Agreement and PIPE Purchase Agreement were made only for purposes of such agreements as of a specific date and were solely for the benefit of the parties to such agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

The Common Warrants, Preferred Stock, Preferred Warrants, Conversion Shares and common stock issuable upon exercise of Common Warrants and Preferred Warrants, each to be issued by the Company pursuant to the RD Purchase Agreement and PIPE Purchase Agreement, as applicable, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws.

Item 3.02     Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale of the Common Warrants, Preferred Stock and Preferred Warrants are incorporated herein by reference.

Item 8.01     Other Events

On August 9, 2019, the Company issued a press release announcing the Registered Direct Offering and Warrant Private Placement and a separate press release announcing the Preferred Private Placement, the copies of which are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No. _____________	Description ________________________________________________________
1.1	Placement Agency Agreement, dated as of August 8, 2019
4.1	Form of Common Warrant
4.2	Form of Preferred Warrant
10.1	Form of RD Securities Purchase Agreement, dated as of August 8, 2019
10.2	PIPE Securities Purchase Agreement, dated as of August 8, 2019
99.1	Press Release on Registered Direct Offering and Warrant Private Placement, dated August 9, 2019
99.2	Press Release on Preferred Private Placement, dated August 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Justin Hall
Justin Hall
President & Chief Executive Officer and General Counsel

Dated: August 9, 2019